As filed with the Securities and Exchange Commission on June 9, 1999.
                           Registration No. 333-61655


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO
                                    FORM SB-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                          NORTHERN STAR FINANCIAL, INC.
                 (Name of small business issuer in its charter)


       Minnesota                      6021                        41-1912467
(State or other juris-         (Primary Standard               (I.R.S. Employer
diction of incorporation       Industrial Classification       Identification
or organization                Code Number)                    Number)


                          410 Jackson Street, Suite 510
                            Mankato, Minnesota 56001
                                 (507) 388-4855
        (Address and telephone number of principal executive offices and principal place of business)


                  Thomas P. Stienessen, Chief Executive Officer
                          Northern Star Financial, Inc.
                          410 Jackson Street, Suite 510
                            Mankato, Minnesota 56001
                                 (507) 388-4855
            (Name, address and telephone number of agent for service)


                                   Copies to:
Daniel A. Yarano, Esq.                            Theodore L. Eissfeldt, Esq.
William K. Sjostrom, Esq.                         Howard & Howard
Fredrikson & Byron, P.A.                          321 Liberty Street, Suite 200
900 Second Avenue South, Suite 1100               Peoria, Illinois  61602
Minneapolis, Minnesota  55402                     (309) 672-1483
(612)347-7000


        Approximate date of commencement of proposed sale to the public:
                     Sales were completed on April 1, 1999.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective amendment is being filed to de-register 57,400 shares of Common Stock of Northern Star Financial, Inc. (the "Registrant"). Such shares were registered under a Registration Statement on Form SB-1, Registration No. 333-61655, in connection with a public offering of up to 329,000 shares of the Registrant's Common Stock and remained unsold at the termination of the offering.


                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-1 and has caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, in the City of Mankato, State of Minnesota, on June 7, 1999.

                                            NORTHERN STAR FINANCIAL, INC.


                                            By /s/ Thomas P. Stienessen
                                               Thomas P. Stienessen, President
                                               and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title

/s/ Thomas P. Stienessen                  President, Chief Executive Officer
Thomas P. Stienessen                      and Director (principal executive
                                          officer)


            *
Frank Gazzola                             Chief Financial Officer, Treasurer,
                                          Secretary and Director (principal
                                          accounting and financial officer)

            *
Dean Doyscher                             Director

            *
Michael Reynolds                          Director


            *
Thomas Reynolds                           Director



Robert H. Dittrich                        Director



Steven A. Loehr                           Director



/s/ Thomas P. Stienessen                  Dated:   June 7, 1999
*Thomas P. Stienessen, Attorney-in-Fact